UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

Laser Photonics Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park
Lake Mary, FL	32746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	LASE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2026, Laser Photonics Corporation (the “Company”) announced that it’s the Board of Directors (the “Board”) appointed Timothy A. Peterman, age 59, to serve, on a permanent basis, as the Company’s Chief Financial Officer and Secretary, effective as of October 6, 2026 . Immediately prior to such time, Mr. Peterman had been serving as the Company’s Acting Chief Financial Officer since September 8, 2026 (the “Effective Date”), as previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on the Effective Date. In his permanent role, Mr. Peterman will continue to be designated as the Company’s principal financial officer and principal accounting officer.

On October 15, 2026, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Peterman. The term of the Employment Agreement commences on the Effective Date and expires on the third anniversary of the Effective Date, unless terminated sooner or extended as provided in the Employment Agreement.

Mr. Peterman will receive an annual base salary of $300,000, subject to annual review by the independent members of the Board. For fiscal year 2026, Mr. Peterman is eligible to receive a discretionary bonus prorated based on the number of days elapsed from the Effective Date through December 31, 2026, subject to performance criteria to be determined by the Board in its discretion. Starting with fiscal year 2027, Mr. Peterman may be eligible to receive a discretionary annual bonus based on a maximum full-year bonus opportunity of sixty percent (60%) of his base salary for the applicable fiscal year, subject to the satisfaction of annual performance targets approved by the Board. As soon as reasonably practicable following the Effective Date, Mr. Peterman will be awarded restricted stock units and performance stock units under the Company’s 2019 Stock Incentive Plan with a value equal to eighty percent (80%) of his then-current base salary, subject to a three (3)-year vesting period as set forth in the applicable award agreement. The Company will pay Mr. Peterman a one-time relocation payment of $80,000, subject to repayment on a declining scale (100% if termination occurs prior to the first anniversary of the Effective Date, 50% if termination occurs on or after the first anniversary but prior to the second anniversary of the Effective Date and 25% if such termination occurs on or after the second anniversary but prior to the third anniversary of the Effective Date) if Mr. Peterman resigns without Good Reason or is terminated for Cause (each as defined in the Employment Agreement) prior to the third anniversary of the Effective Date. Mr. Peterman will also be entitled to a car allowance of $800 per month, four (4) weeks of paid time off per year, and participation in the Company’s employee benefit plans available to other senior executives.

If Mr. Peterman’s employment is terminated by the Company without Cause (and not due to death or disability) or by Mr. Peterman for Good Reason, in each case on or after the first anniversary of the Effective Date, subject to his execution and non-revocation of a general release of claims, Mr. Peterman is entitled to receive: (i) accrued and unpaid base salary, accrued and unpaid paid time off, and other accrued and vested amounts and benefits (the “Accrued Compensation”); (ii) a cash amount equal to nine (9) months of his base salary, payable over the twelve (12)-month period following termination; (iii) Company reimbursement of COBRA premiums for such twelve (12)-month period (or until he becomes eligible for comparable coverage under a subsequent employer’s plan, if earlier); and (iv) any annual bonus earned but unpaid for a completed fiscal year prior to termination, based on actual performance. If such termination occurs prior to the first anniversary of the Effective Date, Mr. Peterman is entitled to receive only the Accrued Compensation. If Mr. Peterman’s employment terminates due to death or disability, or is terminated by the Company for Cause, or Mr. Peterman resigns without Good Reason, he (or his legal representatives) is entitled to receive only the Accrued Compensation (and, in the case of death or disability, any annual bonus earned but unpaid for a completed fiscal year prior to termination).

The Employment Agreement also contains nine (9) month non-competition, nine (9) month non-solicitation, five (5) year confidentiality, intellectual property assignment, perpetual non-disparagement, cooperation, and other customary restrictive covenant and indemnification provisions. Payments under the Employment Agreement are subject to Section 409A of the Internal Revenue Code.

Mr. Peterman brings more than three decades of experience in public-company capital markets, financial operations, SEC compliance and mergers and acquisitions within the technology, media and telecommunications industries. He served as Chief Executive Officer of iMedia Brands, a Nasdaq-listed media company, from May 2019 to August 2023, and served as Chief Financial Officer from March 2015 to April 2018. Mr. Peterman previously held senior finance, operating and corporate development positions at publicly held media and technology companies, including The E.W. Scripps Company and IAC/InterActiveCorp. He began his career at KPMG in Chicago in 1989. He holds a Bachelor of Science in accounting from the University of Kentucky and is a certified public accountant with an inactive license.

There are no arrangements or understandings between Mr. Peterman and any other persons pursuant to which he was designated as an officer of the Company, and Mr. Peterman has no family relationships with any director or executive officer of the Company. In addition, Mr. Peterman is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is not a complete description of the parties’ rights and obligations and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 - Regulation FD Requirements.

On October 20, 2026, the Company issued a press release announcing, among other things, Mr. Peterman’s appointment as Chief Financial Officer of the Company. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated October 15, 2026, by and between Timothy A. Peterman and Laser Photonics Corporation
99.1	Press release dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management or compensatory agreement or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laser Photonics Corporation

Date: October 20, 2026	By:	/s/ Dmitri Nikitin
Dmitri Nikitin
Executive Chairman

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